                                                                  EXHIBIT 99.a21

                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY WORLD MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has (i) established two new series of shares titled NT Emerging Markets Fund and NT International Growth
Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation
Law (the "Reallocation").

     THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock.
Following the Reallocation, the Corporation has the authority to issue Three
Billion (3,000,000,000) shares of capital stock.

     FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty
Million Dollars ($30,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

     SIXTH: Immediately prior to the Reallocation, the nine (9) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

SERIES                                  NO. OF SHARES      AGGREGATE PAR VALUE
------                                  -------------      -------------------
International Growth Fund               1,330,000,000          $13,300,000
International Discovery Fund              480,000,000         $ 4,800,000
Emerging Markets Fund                     160,000,000         $ 1,600,000
Global Growth Fund                        265,000,000         $ 2,650,000
Life Sciences Fund                        215,000,000         $ 2,150,000
Technology Fund                           115,000,000         $ 1,150,000
International Opportunities Fund          110,000,000         $ 1,100,000
International Stock Fund                  100,000,000         $ 1,000,000
International Value Fund                  225,000,000         $ 2,250,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a "Class") of the nine (9) Series of stock and aggregate par value of each class was as follows:

                                                     NUMBER OF
                                                      SHARES          AGGREGATE
     SERIES NAME                    CLASS NAME      AS ALLOCATED      PAR VALUE
     -----------                    ----------      ------------      ----------
International Growth Fund           Investor       1,000,000,000     $10,000,000
                                    Institutional    150,000,000       1,500,000
                                    Advisor          100,000,000       1,000,000
                                    R                  5,000,000          50,000
                                    C                 25,000,000         250,000
                                    A                 25,000,000         250,000
                                    B                 25,000,000         250,000

International Discovery Fund        Investor         400,000,000      $4,000,000
                                    Institutional     75,000,000         750,000
                                    Advisor            5,000,000          50,000

Emerging Markets Fund               Investor         100,000,000      $1,000,000
                                    Institutional     50,000,000         500,000
                                    Advisor            5,000,000          50,000
                                    C                  5,000,000          50,000

Global Growth Fund                  Investor         150,000,000      $1,500,000
                                    Institutional      5,000,000          50,000
                                    Advisor            5,000,000          50,000
                                    A                 25,000,000         250,000
                                    B                 25,000,000         250,000
                                    C                  5,000,000          50,000
                                    R                 50,000,000         500,000

Life Sciences Fund                  Investor         200,000,000      $2,000,000
                                    Institutional      5,000,000          50,000
                                    Advisor            5,000,000          50,000
                                    C                  5,000,000          50,000

Technology Fund                     Investor         100,000,000      $1,000,000
                                    Institutional      5,000,000          50,000
                                    Advisor            5,000,000          50,000
                                    C                  5,000,000          50,000

International Opportunities Fund    Investor         100,000,000      $1,000,000
                                    Institutional     10,000,000         100,000

International Stock Fund            Investor         100,000,000      $1,000,000

                                                     NUMBER OF
                                                      SHARES          AGGREGATE
     SERIES NAME                    CLASS NAME      AS ALLOCATED      PAR VALUE
     -----------                    ----------      ------------      ----------

International Value Fund            Investor          55,000,000        $550,000
                                    Institutional     55,000,000         550,000
                                    A                 55,000,000         550,000
                                    B                  5,000,000          50,000
                                    C                 50,000,000         500,000
                                    R                  5,000,000          50,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has allocated Three
Billion (3,000,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation among the ten (10) Series of stock of the Corporation as follows:

SERIES                                NO. OF SHARES          AGGREGATE PAR VALUE
------                                -------------          -------------------
International Growth Fund              1,300,000,000             $13,000,000
International Discovery Fund             480,000,000             $ 4,800,000
Emerging Markets Fund                    160,000,000             $ 1,600,000
Global Growth Fund                       195,000,000             $ 1,950,000
Life Sciences Fund                       115,000,000             $ 1,150,000
Technology Fund                          115,000,000             $ 1,150,000
International Opportunities Fund         110,000,000             $ 1,100,000
International Stock Fund                 100,000,000             $ 1,000,000
International Value Fund                 225,000,000             $ 2,250,000
NT Emerging Markets Fund                 100,000,000             $ 1,000,000
NT International Growth Fund             100,000,000             $ 1,000,000

     NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established Classes for each Series of the capital stock of the Corporation and (b) has allocated shares designated to each Series in Article EIGHTH above among the Classes of shares. As a result of the Reallocation, the Classes of shares of the nine (9) Series of stock of the
Corporation and the number of shares and aggregate par value of each is as follows:

                                                      NUMBER OF
                                                      SHARES          AGGREGATE
SERIES NAME                        CLASS NAME       AS ALLOCATED      PAR VALUE
-----------                        ----------      -------------      ---------
International Growth Fund          Investor        1,000,000,000     $10,000,000
                                   Institutional     150,000,000       1,500,000
                                   Advisor           100,000,000       1,000,000
                                   R                   5,000,000          50,000
                                   C                  10,000,000         100,000
                                   A                  25,000,000         250,000
                                   B                  10,000,000         100,000

International Discovery Fund       Investor          400,000,000      $4,000,000
                                   Institutional      75,000,000         750,000
                                   Advisor             5,000,000          50,000

Emerging Markets Fund              Investor          100,000,000      $1,000,000
                                   Institutional      50,000,000         500,000
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

Global Growth Fund                 Investor          150,000,000      $1,500,000
                                   Institutional       5,000,000          50,000
                                   Advisor             5,000,000          50,000
                                   A                  10,000,000         100,000
                                   B                  10,000,000         100,000
                                   C                   5,000,000          50,000
                                   R                  10,000,000         100,000

Life Sciences Fund                 Investor          100,000,000      $1,000,000
                                   Institutional       5,000,000          50,000
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

Technology Fund                    Investor          100,000,000      $1,000,000
                                   Institutional       5,000,000          50,000
                                   Advisor             5,000,000          50,000
                                   C                   5,000,000          50,000

International Opportunities Fund   Investor          100,000,000      $1,000,000
                                   Institutional      10,000,000         100,000

International Stock Fund            Investor         100,000,000      $1,000,000

International Value Fund            Investor          55,000,000        $550,000
                                    Institutional     55,000,000         550,000
                                    A                 55,000,000         550,000
                                    B                  5,000,000          50,000
                                    C                 50,000,000         500,000
                                    R                  5,000,000          50,000

                                                      NUMBER OF
                                                      SHARES          AGGREGATE
SERIES NAME                        CLASS NAME       AS ALLOCATED      PAR VALUE
-----------                        ----------      -------------      ---------
NT Emerging Markets Fund           Institutional     100,000,000      $1,000,000

NT International Growth Fund       Institutional     100,000,000      $1,000,000

     TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF, AMERICAN CENTURY WORLD MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 15th day of March, 2006.

                                        AMERICAN CENTURY WORLD
ATTEST:                                 MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                       By:  /s/ David H. Reinmiller
------------------------------------        ------------------------------------
Name:  Otis H. Cowan                        Name:   David H. Reinmiller
Title: Assistant Secretary                  Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY WORLD MUTUAL FUNDS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 15, 2006

                                            /s/ David H. Reinmiller
                                            ------------------------------------
                                            David H. Reinmiller, Vice President